UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01
As of April 26, 2005, Omega Healthcare Investors, Inc. (“Omega”) amended (the “Third Amendment”) its $200 million senior credit facility (the "Credit Facility") to provide for, among other things, the reduction of the interest rate on outstanding facility borrowings by fifty basis points, the reduction of the letter of credit fees by fifty basis points and a modification and reduction to fees paid in connection with unused amounts available under the Credit Facility. This Third Amendment was by and among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, and Texas Lessor - Stonegate, LP and Bank Of America, N.A., as Administrative Agent, and the following lenders: Bank of America, N.A., UBS Loan Finance LLC, Deutsche Bank Trust Company Americas, General Electric Capital Corporation, Merrill Lynch Capital, JPMorgan Chase Bank, N.A., Lasalle Bank, N.A., and National City Bank.

As a result of the Third Amendment, the interest rate per annum applicable to the Credit Facility is either the Eurodollar Rate, plus the Applicable Percentage (as defined below), or the Base Rate, which will be the higher of (i) the rate of interest publicly announced by the Administrative Agent of the Credit Facility as its prime rate in effect, and (ii) the federal funds rate from time to time plus 0.50%, plus, in each case, the Applicable Percentage. The Applicable Percentage, the letter of credit fees and the unused fee associated with unused amounts with respect to the Credit Facility are determined in accordance with the following performance grid, based on our current consolidated leverage ratio:

Applicable Percentage
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fees		Unused Fee
				if usage > 50%		if usage < 50%

1	< 3.00 to 1.00	1.75%	0.25%	1.75%	0.25%	0.35%
2	> 3.00 to 1.00 but < 3.50 to 1.00	2.00%	0.50%	2.00%	0.25%	0.35%
3	> 3.50 to 1.00 but < 4.00 to 1.00	2.25%	0.75%	2.25%	0.25%	0.35%
4	> 4.00 to 1.00 but < 4.50 to 1.00	2.50%	1.00%	2.50%	0.25%	0.35%
5	> 4.50 to 1.0	2.75%	1.25%	2.75%	0.25%	0.35%

The foregoing description is qualified by reference in the entirety to the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference in this Item 1.01.

Item 2.02 Results of Operations and Financial Condition

On April 28, 2005, Omega issued a press release regarding its financial results for the quarter ended March 31, 2005. Omega’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Exhibits

10.1
Third Amendment to Credit Agreement, dated as of April 26, 2005, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, and Texas Lessor - Stonegate, LP, the lenders named therein, and Bank of America, N.A.

  99.1 Press Release dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: April 28, 2005                     By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer